Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. The Registrant agrees to furnish supplementally a copy of any omitted information to the SEC upon its request, however, the Registrant may request confidential treatment of omitted information. Information that has been omitted has been noted in this document with a placeholder identified by the mark "[***]".

Quotations （Added）

Quantity: [***]
Power Capacity: [***]
Quote date: 12/15/2023
Quote valid: 10 days

Monthly fee includes:

Monthly hosting fee: [***] for 36 months term

Subject to adjustment according to electricity rate increase as determined by the Public Utilities Board of Manitoba.

The billing amount will be based on actual power usage testing record. (as contemplated in Section 3.3)

Onetime setup fee: [***]

Refundable Recycling Deposit fee: [***]

The **deposit** amount will be [***] of the contract.

The Machine Provider will be invoiced per one (1) month.

VPN/VLAN remote access service fee [***]

(Above terms are not applicable until the deposit has been made)

This quotation sheet shall be seen as part of the agreement signed between two parties as of Sep 5th 2023.

Xcentz Limited	[***]
Per____________________	Per____________________
Authorized Signatory	Authorized Signatory
Title: Director	Title: Director